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                                                                    EXHIBIT 23.4


[J.H. Cohn LLP logo]





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to Form F-1 Registration Statement of our report, dated February 15, 2005, except for note 8 as to which the date is May 11, 2005, on our audit of the financial statements of Trinity Partners Acquisition Company Inc. as of December 31, 2004 and for the period from inception (April 14, 2004) to December 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in this Registration Statement.


/s/ J.H. Cohn
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J.H. Cohn LLP

Jericho, New York
July 22, 2005